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Exhibit 99.2

AMENDMENT TO SETTLEMENT AGREEMENT

        This Amendment to Settlement Agreement (the "Amendment") is entered into among Fischer Imaging Corporation ("Fischer"), a Delaware corporation, on the one hand, and Thermo Electron Corporation ("Thermo") and Trex Medical Corporation ("Trex"), each a Delaware corporation, on the other hand, effective as of the last date of signature below (the "Effective Date").

RECITALS

        Whereas, the parties entered into that certain Settlement Agreement effective June 7, 2002 (the "Agreement"), pursuant to which the parties resolved patent disputes among them; and

        Whereas, Section 4.01 of the Agreement provided for an Immediate Payment of $25,000,000.00, which payment was made; and

        Whereas, Section 4.01 of the Agreement provided for eight (8) Royalty Installment Payments from Thermo to Fischer, two (2) of which have been paid and six (6) of which remain to be paid as of the Effective Date hereof; and

        Whereas, the parties wish to amend the Agreement solely for the purpose of providing for a single payment on a discounted basis in full satisfaction of the remaining obligations under Section 4.01 of the Agreement.

AGREEMENT

        Now, Therefore, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        Pursuant to Section 6.01 of the Agreement the parties hereby amend the Agreement as follows:

1.
Thermo and Trex jointly and severally agree to pay the sum of $4,250,000.00 on or before June 4, 2004, (hereafter, "Accelerated Payment") in full satisfaction of the remaining obligations under Section 4.01 of the Agreement.

2.
The Accelerated Payment shall be made by wire transfer to the same account specified by Fischer for the Royalty Installment Payments.

3.
Fischer affirmatively represents to Thermo and Trex that it has had no communications of any kind with Hologic, Inc. ("Hologic") regarding any desire or intention to Distribute its Products, as those terms are defined in Section 4.05 of the Agreement, to Hologic or any of its Affiliates, manufacturers or distributors, or any of their respective successors or assigns, and that Fischer has no such current desire or intention. Fischer acknowledges that Thermo and Trex have agreed to enter into this Amendment in reliance upon this representation by Fischer and that, should this representation be false, Thermo and Trex shall be entitled to full reimbursement of the Accelerated Payment being made hereunder and shall have no further obligations under Section 4.01 of the Agreement.

4.
In the event that Fischer should desire at any time before the anniversary of the Effective Date of the Agreement occurring in 2010 to Distribute its Products, as those terms are defined in Section 4.05 of the Agreement, to Hologic, Fischer shall first provide written notice thereof to Trex and Thermo. Within ten days of the delivery of any such notice, Fischer shall reimburse Trex and Thermo for so much of the Accelerated Payment as equals the amount Trex and Thermo would have been relieved of paying as, and entitled to a refund for, Royalty Installment Payment(s) under the terms of Section 4.05 of the Agreement before that section was hereby amended.

5.
All other provisions of the Agreement are unchanged.

        In Witness Whereof, the parties have entered into this Amendment effective as of the last date of signature below.

TREX MEDICAL CORPORATION
81 Wyman Street
Waltham, MA 02454-9046

By:	/s/ THEO MELAS-KYRIAZI
Name:	Theo Melas-Kyriazi
Title:	President
Date:	June 2, 2004

THERMO ELECTRON CORPORATION
81 Wyman Street
Waltham, MA 02454-9046

By:	/s/ THEO MELAS-KYRIAZI
Name:	Theo Melas-Kyriazi
Title:	Vice President
Date:	June 2, 2004

FISCHER IMAGING CORPORATION
12300 North Grant Street
Denver, Colorado 80241

By:	/s/ HARRIS RAVINE
Name:	Harris Ravine
Title:	President & CEO
Date:	June 2, 2004

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AMENDMENT TO SETTLEMENT AGREEMENT